     As filed with the Securities and Exchange Commission on June 2, 2000
                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ______________________

                          NUANCE COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

                            ______________________

        Delaware                                                                                 94-3238130
(State of incorporation)                     1005 Hamilton Court                    (I.R.S. Employer Identification Number)
                                            Menlo Park, CA 94025
                                  (Address of principal executive offices)

                            ______________________


                      1994 FLEXIBLE STOCK INCENTIVE PLAN
                                1998 STOCK PLAN
                                2000 STOCK PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plans)
                         -----------------------------
                                Ronald A. Croen
                     President and Chief Executive Officer
                          Nuance Communications, Inc.
                              1005 Hamilton Court
                             Menlo Park, CA 94025
                                (650) 847-0000

          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            ______________________

                                   Copy to:
                            STEVEN E. BOCHNER, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

================================================================================

====================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                          Proposed        Proposed
                          Title of                                       Maximum          Maximum          Maximum
                         Securities                                       Amount          Offering        Aggregate       Amount of
                            to be                                         to be          Price Per         Offering     Registration
                         Registered                                   Registered(1)        Share             Price          Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share

  Subject to outstanding options under the 1994 Flexible Stock
  Incentive Plan..............................................       624,733 shares     $  .98 (2)       $    612,238    $   161.63

  Subject to outstanding options under the 1998 Stock Plan....     4,765,507 shares     $ 9.40 (3)       $ 44,795,766    $11,826.08

  Subject to outstanding options under the 2000 Stock Plan....        29,000 shares     $42.19 (4)       $  1,223,510    $   323.01

  Reserved under the 2000 Stock Plan..........................     2,452,242 shares     $36.0 (5)        $ 88,280,712    $23,306.11

  Reserved under the 2000 Employee Stock Purchase Plan........     1,000,000 shares     $30.6 (6)        $ 30,600,000    $ 8,078.40

           TOTAL                                                   8,871,482 shares                      $165,512,226    $43,695.23
====================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into five subtotals.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.98 per share for outstanding options to purchase a total of 624,733 shares of Common Stock under the 1994 Flexible Stock Incentive Plan.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $9.40 per share for outstanding options to purchase a total of 4,765,507 shares of Common Stock under the 1998 Stock Plan.
(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $42.19 per share for outstanding options to purchase a total of 29,000 shares of Common Stock under the 2000 Stock Plan.
(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $36.0 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 26, 2000.
(6) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $30.6 per share (85% of the average of the high and the low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 26, 2000). Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or the last day of the applicable purchase period.

                             NUANCE COMMUNICATIONS

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

Item 3.   Incorporation of Documents by Reference.

          There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Nuance Communications (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Prospectus dated April 12, 2000 as filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          (b) The Registrant's Prospectus Supplement dated April 26, 2000 as filed by the Registrant pursuant to Rule 424(b) and (c) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          (c) The Registrant's Form 10-Q for the period ended March 31, 2000 as filed on May 25, 2000 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

          (d) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on April 3, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as a director. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (1) the Registrant is required to indemnify its directors and executive officers and persons serving in these capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (2) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (3) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and (4) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to the directors, executive officers and employees who benefit from these protections.

          The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, these indemnity agreements provide that parties to the indemnification agreements will be indemnified to the fullest possible extent not prohibited by law against any and all expenses (including any federal, state, local or foreign taxes imposed on the indemnitee as a result of the actual or deemed receipt of any payments under the indemnification agreement), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Registrant, which approval shall not be unreasonably withheld), actually and reasonably incurred in relation to the indemnitee's position as a director, officer, employee, agent or fiduciary of the Registrant, or any subsidiary of the Registrant, or in relation to the indemnitee's service at the request of the Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or in relation to indemnitee's action or inaction while serving in such a capacity. The Registrant will not be obligated pursuant to the indemnity agreements or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, counterclaim or crossclaim, except with respect to proceedings specifically authorized by its Board of Directors or brought to enforce a right to indemnification under the indemnity agreement, its Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party (1) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (2) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement;
(3) with respect to any proceeding brought by the Registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (4) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of (S) 16(b) of the Securities Exchange Act of 1934 and related laws; (5) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (6) an account of any conduct from which the indemnified party derived an improper personal benefit; (7) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (8) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (9) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          The indemnification provision in the Certificate of Incorporations, Bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

          The Registrant has obtained directors and officers insurance providing indemnification for certain of its directors, officers, affiliates, partners or employees for certain liabilities.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

               Exhibit
                Number                         Description
               -------   -------------------------------------------------------
                 3.3*    Restated Certificate of Incorporation of Registrant.

                 3.5*    Bylaws of Registrant.

                 5.1 Opinion of counsel as to legality of securities being registered.

                10.2*    1994 Flexible Incentive Stock Plan.

                10.3*    1998 Stock Plan.

                10.4*    2000 Stock Plan.

                10.5 2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.

                23.1 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

                23.2     Consent of Arthur Andersen LLP, Independent Auditors.

                24.1     Power of Attorney (see page II-5).

               --------------------
               * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-96217), filed with the Securities and Exchange Commission on February 4, 2000.

Item 9.   Undertakings.

          (a)  The Registrant hereby undertakes:

               (i) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
               Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 2nd day of June, 2000.

                                 NUANCE COMMUNICATIONS, INC.

                                 By: /s/ Graham Smith
                                 -----------------------------------------------
                                                Graham Smith
                                                Vice President,
                                                Chief Financial Officer and
                                                Assistant Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald A. Croen and Graham Smith, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                        Title                                     Date
----------------------------------------         ------------------------------------------           ---------------
/s/ Ronald Croen                                 President and Chief Executive Officer                  June 2, 2000
-----------------------------------------        (Principal Executive Officer)
Ronald Croen

/s/ Graham Smith                                 Vice President, Finance, Chief Financial               June 2, 2000
-----------------------------------------        Officer and Assistant Secretary (Principal
Graham Smith                                     Financial Officer and Accounting Officer)

/s/ Yogen Dalal                                  Director and Chairman of the Board                     June 2, 2000
-----------------------------------------
Dr. Yogen Dalal

/s/ Curtis Carlson                               Director                                               June 2, 2000
-----------------------------------------
Dr. Curtis Carlson

/s/ Vinton Cerf                                  Director                                               June 2, 2000
-----------------------------------------
Dr. Vinton Cerf

/s/ Irwin Federman                               Director                                               June 2, 2000
-----------------------------------------
Irwin Federman

Signature                                        Title                                  Date
-----------------------------------------        -----------------                      ----------------
/s/ Alan Herzig                                  Director                               June 2, 2000
-----------------------------------------
Alan Herzig

/s/ Gary Morgenthaler                            Director                               June 2, 2000
-----------------------------------------
Gary Morgenthaler

/s/ Philip Quigley                               Director                               June 2, 2000
-----------------------------------------
Philip Quigley

                               INDEX TO EXHIBITS


     Exhibit
     Number                        Description
    ---------   ---------------------------------------------------------------
        3.3*    Restated Certificate of Incorporation of Registrant.
        3.5*    Bylaws of Registrant.
        5.1     Opinion of counsel as to legality of securities being
                registered.
       10.2*    1994 Flexible Incentive Stock Plan.
       10.3*    1998 Stock Plan.
       10.4*    2000 Stock Plan.
       10.5     2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
       23.1     Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
                Exhibit 5.1).
       23.2     Consent of Arthur Andersen LLP, Independent Auditors.
       24.1     Power of Attorney (see page II-4).


    ___________________________________
    * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-96217), filed with the Securities and Exchange Commission on February 4, 2000.